UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700-7th Ave, Suite 2100, PMB 134, Seattle Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		206-407-2538

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 -DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

Mr. James G. Shepard has resigned from his position as a director and officer of Typhoon Touch Technologies, Inc. (the "Registrant"). Mr. Shepard held the office of President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and acting Chief Financial Officer. The resignation of Mr. Shepard was effective as of 5:00 P.M., Pacific Standard Time on August 8, 2008. Mr. Shepard did not resign due to any disagreement with the Registrant on any matter related to its operations, policies or practices.

The Board of Directors of the Registrant on August 8, 2005, appointed Mr. Raymond P. Tellini to the office of President, Chief Executive Officer, Chief Financial Officer and Secretary the Registrant effective as 5:00 P.M., Pacific Standard Time on August 8, 2008. Mr. Tellini is a director of the Registrant and is now the sole director of the Registrant.

Mr. Tellini is forty-one (41) years of age.  Mr. Tellini is currently the managing member and 100% owner of Shippan Holdings LLC, a hedge fund consultancy, (Jan 2005 - present). Mr. Tellini is also the managing member of Brennecke Partners LLC, a 100% owned private investment vehicle which was also a hedge fund consultancy prior to Jan 2005, (March 2001 to present). Mr. Tellini also previously worked for Imperium Partners Group LLC, a New York based hedge fund, from Sept 2005 thru Sept 2006. Mr. Tellini received a bachelor's of science degree in accounting from Lehigh University in 1988. He received a master's degree in business administration in finance from New York University Stern School of Business in 1999. Mr. Tellini was a licensed CPA in New York State from 1992 through 2005 at which time he chose to go inactive.

The Registrant has agreed to enter into a management agreement with Mr. Tellini, as described in the Schedule 14A Proxy Statement filed April 29, 2008.

ITEM 9.01 -FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

As described in Item 2.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

17.1	Resignation of Mr. Shepard
99.1	Press Release dated August 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ Raymond P. Tellini
_________________________________
Raymond P. Tellini
President, Chief Executive Officer, Chief Financial Officer and Secretary

Dated: August 12, 2008